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Exhibit 99
                       ViroPharma Incorporated Announces
        the Appointment of Ellen C. Cooper, M.D. as Vice President of
                        Clinical and Regulatory Affairs

Exton, PA, August 29, 2000 -- ViroPharma Incorporated (Nasdaq: VPHM) announced today the addition of Ellen C. Cooper, M.D. as vice president, clinical and regulatory affairs. Dr. Cooper will be responsible for developing and implementing the clinical and regulatory strategy for all ViroPharma products as ViroPharma continues its growth toward becoming a commercial organization focused on developing and commercializing products to treat people who suffer from viral diseases.

"Dr. Cooper brings exceptional clinical and regulatory expertise to the ViroPharma team," said Mark A. McKinlay, ViroPharma's vice president, research and development. "As a consultant to the company, Dr. Cooper has been instrumental in assisting us with the design of our recently initiated pivotal trials and the development of our regulatory strategy for pleconaril in patients with viral respiratory infection. We look forward to capitalizing on Dr. Cooper's experience as we advance pleconaril and other ViroPharma product candidates toward commercialization."

Prior to joining the company, Dr. Cooper was a pharmaceutical consultant involved in providing expert guidance in drug development, clinical trials design and analysis and regulatory issues to a wide variety of pharmaceutical companies, including ViroPharma. Earlier in her career, Dr. Cooper spent almost ten years in various positions of increasing responsibility with the U.S. Food and Drug Administration.

During her tenure at FDA, she served as the founding director of the Division of Antiviral Drug Products in the Center for Drug Evaluation and Research, where she was instrumental in accelerating the review and approval of several leading AIDS therapies. Dr. Cooper received several awards and honors from both the government and from AIDS activist organizations for her role in advancing AIDS and other antiviral products to market. Dr. Cooper also has served as vice president and director of the Institute of Clinical Immunology and Infectious Diseases for Syntex Research, and as vice president and director of clinical research and information for the American Foundation for AIDS Research (AmFAR). Dr. Cooper has also worked in the Office of AIDS Research at the National Institutes of Health.

ViroPharma Incorporated is committed to the commercialization, development and discovery of antiviral pharmaceuticals. The Company is focused on drug development and discovery activities for viral diseases, including viral respiratory infection (VRI, a severe form of the common cold), hepatitis C and respiratory syncytial virus disease.

This press release contains forward-looking statements, including statements relating to the Company's ongoing efforts to obtain regulatory approval for and commercialize its product candidates. Certain of ViroPharma's product candidates, including pleconaril, currently are in clinical trials. There can be no assurance that planned or ongoing clinical trials can be successfully

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concluded or concluded in accordance with the Company's anticipated schedule.
The conduct of clinical trials and acquiring regulatory approval for investigational pharmaceutical products are subject to risks and uncertainties. Neither the FDA nor any other regulatory authority has approved pleconaril or any of ViroPharma's other product candidates for commercialization. There can be no assurance that FDA or other regulatory authority approval for pleconaril or any other product candidate under development by ViroPharma will be granted on a timely basis or at all. Even if approved, there can be no assurance that pleconaril will achieve market acceptance. These factors, and other factors that could cause future results to differ materially from the expectations expressed in this press release, include, but are not limited to, those described in ViroPharma's most recent Registration Statement on Form S-3 filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

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